Exhibit 10.2

ON DECK CAPITAL, INC.

AMENDED AND RESTATED

2007 STOCK INCENTIVE PLAN

Effective: September 15, 2014

1. PURPOSE.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding Eligible Persons, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of Participants with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of stockholder value.

2. DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity.

(b) “Award” means any Option, Restricted Stock or other Stock-based award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, in the absence of an effective employment agreement between a Participant and the Employer otherwise defining Cause, (i) a Participant’s conviction of or indictment for any crime (whether or not involving the Company or its Affiliates) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of Participant’s duties to the Employer, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or its Affiliates; (ii) conduct of the Participant, in connection with his or her employment, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or its Affiliates; (iii) any material violation of the policies of the Company or its Affiliates, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or its Affiliates; or (v) willful neglect in the performance of the Participant’s duties for the Employer or willful or repeated failure or refusal to perform such duties; provided, however, that if, subsequent to the Participant’s termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. In the event there is an effective employment agreement between a Participant and the Employer defining Cause, “Cause” shall have the meaning provided in such agreement, and a termination by the Employer for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such employment agreement are complied with.

(e) “Change in Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or (ii) any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g) “Committee” means the Board or such other committee appointed by the Board consisting of two or more individuals.

(h) “Company” means On Deck Capital, Inc., a Delaware corporation.

(i) “Competitive Activity” means, with respect to any Participant, any activity reasonably determined by the Committee to be competitive with the business of the Employer of the Participant. If a Participant is a party to an effective employment or other agreement with the Employer that contains covenants relating to confidential information, restrictions on competition, interference and/or solicitation or other similar restrictions on a Participant’s conduct, “Competitive Activity” with respect to such Participant shall be limited to the breach of such restrictive covenants by such Participant.

(j) “Disability” means, in the absence of an effective employment agreement between a Participant and the Employer otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event there is an effective employment agreement between a Participant and the Employer defining Disability, “Disability” shall have the meaning provided in such agreement.

(k) “Effective Date” shall mean February 27, 2014.

(l) “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or its Affiliates. An employee on an approved leave of absence may be considered to remain in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(m) “Employer” means either the Company or an Affiliate of the Company that the Participant (determined without regard to any transfer of an Award) is principally employed by or provides services to, as applicable.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o) “Expiration Date” means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

(p) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination, or, if there is no such closing price reported on that date, then on the last preceding date on which such a closing price was reported. If the Stock is not listed on a national securities exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value of Stock, calculated in a manner consistent with Section 409A of the Code.

(q) “IPO” means an initial public offering of the Stock registered under the Securities Act pursuant to an effective registration statement.

(r) “IPO Date” means the effective date of the final prospectus relating to the IPO.

(s) “Lock-Up Period” shall have the meaning set forth in Section 8(a) below.

(t) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during specified time periods.

(u) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(v) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

(w) “Permitted Transfer” means any transfer by a Participant of all or any portion of his or her shares of Stock (or Options, for purposes of Section 5(f) below) (i) to or for the benefit of any spouse, child or grandchild of the Participant, or (ii) to a trust or partnership for the benefit of any of the foregoing individuals, including transfers by will or the laws of descent and distribution.

(x) “Plan” means this On Deck Capital, Inc. Amended and Restated 2007 Stock Incentive Plan.

(y) “Prime Rate” shall mean the rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates).

(z) “Repurchase Price” means:

(i) on or following a Participant’s termination of employment or service, as applicable, other than by the Employer for Cause, an amount equal to the Fair Market Value of the Stock on the date of repurchase; or

(ii) on or following a Participant’s termination of employment or service, as applicable, by the Employer for Cause, the lesser of (A) the original purchase price paid for such shares of Stock, and (B) the Fair Market Value of the Stock on the date of repurchase.

(aa) “Repurchase Right” has the meaning set forth in Section 8(b) below.

(bb) “Repurchase Right Exercise Period” means the period commencing on the date of the Participant’s termination of employment or service with the Employer for any reason and ending on the earlier to occur of (i) the IPO Date, or (ii) the twelve (12) month anniversary of the date of such termination, or, if later, the twelve (12) month anniversary of the date the applicable shares of Stock were acquired upon exercise of Option or other Award requiring exercise.

(cc) “Repurchase Right Lapse Date” shall mean the earliest to occur of (i) the IPO Date, (ii) a Change in Control resulting in the Stock being listed on a national securities exchange, or (iii) the ten (10) year anniversary of the date of grant of the Award to which the shares of Stock subject to the Repurchase Right relate.

(dd) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(ee) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(ff) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(gg) “Stock” means the Company’s common stock, $0.01 par value, and such other securities as may be substituted for Stock pursuant to Section 11 hereof.

3. ADMINISTRATION.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible

Persons to become Participants; (ii) grant Awards; (iii) determine the type, number of shares of Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

(c) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

4. SHARES AVAILABLE UNDER THE PLAN.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 9,493,194. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Stock withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Stock is listed.

5. OPTIONS.

(a) General. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended not to be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code the applicable exercise price shall not be less than the Fair Market Value of the Stock on the applicable date of grant of such Option.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options: (i) in immediately available funds in United States dollars, or by certified or bank cashier’s check; (ii) with the written consent of the Committee, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise; (iii) by delivery of shares of Stock having a value equal to the exercise price, or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available on or following the IPO Date.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant’s termination of employment or services with the Employer for any reason.

(f) Transferability of Options. Except in connection with a Permitted Transfer, an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(g) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Option Agreement:

(i) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

(ii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates by reason of such Participant’s death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Participant. In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until their expiration, but only to the extent the Options were vested at the time of such termination due to death.

(iii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

(h) Book Entry; Certificates. Unless otherwise determined by the Committee, in its sole discretion, Stock acquired upon the exercise of Options shall be held in book entry form, rather than delivered to the Participant, through the expiration of the Lock-Up Period. If certificates representing Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock.

6. RESTRICTED STOCK.

(a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

(c) Book Entry; Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. Unless otherwise determined by the Committee, in its sole discretion, the Restricted Stock shall be held in book entry form, rather than delivered to the Participant, through the expiration of the Lock-Up Period. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(d) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, if, prior to the time that the Restricted Stock has vested, a Participant’s employment or service, as applicable, terminates for any reason, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) as soon as practicable following such termination, the Company shall repurchase from the Participant, and the Participant shall sell, any unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to $0, such unvested shares of Restricted Stock shall be forfeited by the Participant to the Company for no consideration as of the date of such termination.

7. OTHER STOCK-BASED AWARDS.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

8. RESTRICTIONS ON STOCK.

(a) Prohibition on Transfers. Except as otherwise approved in writing by the Committee, or pursuant to subsections (b) or (c) below, shares of Stock acquired by a Participant pursuant to the vesting and/or exercise of any Award granted hereunder may not be sold, transferred or otherwise disposed of prior to the one hundred eightieth (180th) day following the IPO Date (which period may be extended for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day period) (the “Lock-Up Period”). If requested by the underwriters managing any IPO, each Participant shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Stock (or securities) subject to the foregoing restriction until the end of such Lock-Up Period.

(b) Repurchase Rights Upon Termination of Employment.

(i) If, prior to the Repurchase Right Lapse Date, a Participant’s employment or service with the Employer terminates for any reason then, at any time during the Repurchase Right Exercise Period, the Company shall have the right to repurchase the shares of Stock received pursuant to Awards granted hereunder at a per share price equal to the Repurchase Price (the “Repurchase Right”). The Repurchase Right shall be exercisable upon written notice to a Participant indicating the number of shares of Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the shares of Stock to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase.

(ii) If the Company exercises the Repurchase Right following a Participant’s termination of employment or service, as applicable, other than (A) by the Employer for Cause or (B) by a Participant’s voluntary resignation, the aggregate Repurchase Price shall be paid in a lump-sum at the time of repurchase.

(iii) If the Company exercises the Repurchase Right following a Participant’s termination of employment or service, as applicable, (A) by the Employer for Cause or (B) by such Participant, the Company shall be permitted to issue a promissory note equal to the aggregate Repurchase Price in lieu of a cash payment; provided, however, that such promissory note shall have a maturity date that does not exceed three years from the date of such repurchase, shall bear simple interest of not less than the Prime Rate in effect on the date of such repurchase, and shall be payable as to interest in equal monthly installments during the term of the note and as to principal on the maturity date.

(c) Permitted Transfers. Stock acquired upon vesting and/or exercise of an Award may be transferred in connection with a Permitted Transfer; provided, however, that it shall be a condition of each such Permitted Transfer, that (x) the transferee agrees to be bound by the terms of the Plan and the applicable Award agreement as though no such transfer had taken place, and that (y) the Participant has complied with all applicable law in connection with such transfer.

(d) Stockholders Agreement and Other Requirements. As a condition to the issuance of shares of Stock upon the vesting and/or exercise of any Award, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation which shall set forth certain restrictions on transferability of the shares of Stock acquired upon exercise, and such other terms as the Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the shares of Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation and shall be in such form as the Committee may determine in its sole discretion. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder’s agreement (or other agreement).

9. COMPANY’S RIGHT OF FIRST REFUSAL.

(a) General. Before any Stock held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Stock on the terms and conditions set forth in this Section 9 (the “Right of First Refusal”). The Right of First Refusal shall apply to all past and future issuances of Stock under the Plan.

(b) Notice of Proposed Transfer. The Holder of the Stock shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Stock; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of shares of Stock to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Stock (the “Offered Price”), and the Holder shall offer the Stock at the Offered Price to the Company or its assignee(s).

(c) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Stock proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (d) below.

(d) Purchase Price. The purchase price (“Purchase Price”) for the Stock purchased by the Company or its assignee(s) under this Section 9 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(e) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(f) Holder’s Right to Transfer. If all of the Stock proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 9, then the Holder may sell or otherwise transfer such Stock to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 9 shall continue to apply to the Stock in the hands of such Proposed Transferee. If the Stock described in the Notice is not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Stock held by the Holder may be sold or otherwise transferred.

(g) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 9 notwithstanding, the transfer of any or all of the Stock during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s Immediate Family or a trust for the benefit of the Participant’s Immediate Family shall be exempt from the provisions of this Section 9. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Stock so transferred subject to the provisions of this Section 9, and there shall be no further transfer of such Stock except in accordance with the terms of this Section 9.

(h) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Stock upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

10. COMPETITIVE ACTIVITIES.

Notwithstanding anything contained in the Plan to the contrary, in the event that a Participant engages in any Competitive Activity during the term of such Participant’s employment or service with the Employer or during the six (6) month period following such Participant’s termination of employment or service with the Employer for any reason, the Committee may determine, in its sole discretion, to (a) require all Awards held by such Participant to be immediately forfeited and returned to the Company without additional consideration, (b) require all shares of Stock acquired upon the vesting and/or exercise of

Awards within the twelve (12) month period prior to the date of such Competitive Activity to be immediately forfeited and returned to the Company without additional consideration, and (c) to the extent that such Participant received any profit from the sale of any Stock underlying an Award within the twelve (12) month period prior to the date of such Competitive Activity, require that such Participant promptly repay to the Company any profit received pursuant to such sale.

11. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a) Capitalization Adjustments. The aggregate number of shares of Stock which may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), the number of shares of Stock covered by each outstanding Award, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event (as defined below)); (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock or any other form of consideration; or (iii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

(b) Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(1) require that such Awards be assumed in connection with such Corporate Event, in which case, the Awards shall be subject to the adjustment set forth in subsection (a) above;

(2) accelerate the vesting of any Awards, subject to the consummation of such Corporate Event;

(3) cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that Participants who hold vested Awards (including any Awards that would vest on the Corporate Event but for cancellation) so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that Participants who hold Options and other Awards subject to exercise shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero (and to the extent the per share consideration is greater than or equal to the applicable exercise price, such Awards shall be cancelled for no consideration); or

(4) replace Awards with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced, and payment to be made within thirty (30) days of the applicable vesting date; provided, however, in the event that such replacement would result in an “extension” of a “stock right” within the meaning of Section 409A of the Code, this provision shall not be applicable to any such stock right.

Payments to holders pursuant to clause (3) or (4) above shall be made in cash, or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash or securities (or combination thereof) as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the Participant of the number of shares of Stock covered by the Award at such time (less any applicable exercise price).

(c) Fractional Shares. Any adjustment provided under this Section 11 may provide for the elimination of any fractional share which might otherwise become subject to an Award.

12. USE OF PROCEEDS.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

13. RIGHTS AND PRIVILEGES AS A STOCKHOLDER.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

14. EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

15. COMPLIANCE WITH LAWS.

The obligation of the Company to deliver Stock upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received advice of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16. WITHHOLDING OBLIGATIONS.

As a condition to the vesting and/or exercise of any Award, the Committee may require that a Participant satisfy, through a cash payment by the Participant, or, in the discretion of the Committee, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting and/or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the exercise or settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to such Award.

17. AMENDMENT OF THE PLAN OR AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that, at any time that the Stock is listed on any national securities exchange, without stockholder approval, the Board shall not make any amendment to the Plan which would violate the stockholder approval requirements of such exchange. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(b) Amendment of Awards. The Board or the Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment of an Award for such purpose).

18. TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Rights under any Award granted before suspension or termination of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

19. EFFECTIVE DATE OF THE PLAN.

The Plan is effective as of the Effective Date.

20. MISCELLANEOUS.

(a) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 20(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(b) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(c) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(e) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(f) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(g) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Form of Option Agreement

OPTION GRANT NOTICE AND AGREEMENT

On Deck Capital, Inc. (the “Company”), pursuant to its 2007 Stock Incentive Plan (the “Plan”), hereby grants to the Holder the number of Options set forth below, each Option representing the right to purchase one share of Stock at the applicable Exercise Price (set forth below). The Options are subject to all of the terms and conditions set forth herein as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Grant Notice and Agreement (this “Agreement”), the Plan shall govern and control.

Holder:	[Name]

Date of Grant:	[________________]

Vesting Commencement Date:	[________________]

Number of Options:

Exercise Price:	$_____

Expiration Date:	[________________]

Type of Option:	[________________]

Vesting Schedule:	[Insert vesting schedule].

Exercise of Options:	To exercise a vested Option, the Holder (or his or her authorized representative) must give written notice to the Company, using the form of Option Exercise Notice attached hereto as Exhibit A, stating the number of Options which he or she intends to exercise. The Company will issue the shares of Stock with respect to which the Options are exercised upon payment of the shares of Stock acquired in accordance with Section 5(d) of the Plan, which Section 5(d) is incorporated herein by reference and made a part hereof; provided, however, that if the Holder wishes to use any method of exercise other than in immediately available funds in United States dollars, or by certified or bank cashier’s check, the Holder shall have received the prior written approval of the Committee or its designee approving such method of exercise.

Upon exercise of Options, the Holder will be required to satisfy applicable withholding tax obligations as provided in Section 15 of the Plan.

Termination of Employment or Service:	Section 5(g) of the Plan regarding treatment of Options upon termination of the Holder’s employment or service is incorporated herein by reference and made a part hereof.

Restrictions on Stock:	Section 8 of the Plan regarding restrictions on Stock is incorporated herein by reference and made a part hereof.

Additional Terms:	Options shall be subject to the following additional terms:

•     Options shall be exercisable in whole shares of Stock only.

•     Each Option shall cease to be exercisable as to any share of Stock when the Holder purchases the share of Stock or when the Option otherwise expires.

•     The Stock issued upon the exercise of any Options hereunder shall be registered in Holder’s name on the books of the Company during the Lock-Up Period and for such additional time as the Committee determines appropriate in its reasonable discretion. Any certificates representing the Stock delivered to the Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•     This Option Agreement does not confer upon the Holder any right to continue as an employee or service provider of the Company, the Employer or any of their respective Affiliates.

•       This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•       The Holder and the Company acknowledge that the Options is intended to be exempt from Section 409A of the Code, with the Exercise Price intended to be at least equal to the “fair market value” per share of Stock on the Date of Grant. Since shares are not traded on an established securities market, the Exercise Price has been based upon the determination of Fair Market Value by the Board in a manner consistent with the terms of the Plan. The Holder acknowledges that there is no guarantee that the Internal Revenue Service will agree with this valuation, and agrees not to make any claim against the Company, the Board, the Company’s officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low or that the Options are not otherwise exempt from Section 409A of the Code.

•       The Holder agrees that the Company may deliver by email all documents relating to the Plan or these Options (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Holder by email or such other reasonable manner as then determined by the Company.

Representations and Warranties of Holder:	The Holder hereby represents and warrants to the Company that:

• [The Holder understands that the Stock has not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to, and in reliance upon, the exemption from such registration provided by Rule 701 promulgated under the Securities Act for security issuances under compensatory benefit plans such as the Plan or The Holder understands that the Stock has not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to an exemption from such registration and qualification based in part upon the Holder’s representations contained herein; the Stock is being issued to Holder hereunder in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering];

•     The Holder has been informed that the shares of Stock are restricted securities under the Securities Act and may not be resold or transferred unless the shares of Stock are first registered under the Federal securities laws or unless an exemption from such registration is available; and

•     The Holder is prepared to hold the shares of Stock for an indefinite period and that the Holder is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the shares of Stock from the registration requirements of the Securities Act.

* * *

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS UNDER THIS AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THE AGREEMENT AND THE PLAN.

ON DECK CAPITAL, INC.		HOLDER

By:
	Signature		Signature
Title:		Date:
Date:

EXHIBIT A

__________ __, 20__

On Deck Capital, Inc.

1400 Broadway, 25th Floor

New York, NY 10018 Attn:

Re: Notice of Exercise

1.	By delivery of this Notice of Exercise, I am irrevocably electing to exercise options to purchase shares of Common Stock, par value $0.01 per share (“Shares”) of On Deck Capital, Inc. (the “Company”) granted to me under the Company’s Stock Incentive Plan (the “Plan”).

2.	The number of Shares I wish to purchase by exercising my options is _________.

3.	The applicable purchase price (or exercise price) is $____ per Share, resulting in an aggregate purchase price of $________ (the “Aggregate Purchase Price”).

4.	I am satisfying my obligation to pay the Aggregate Purchase Price by:

☐	Delivering to the Company, with this Notice of Exercise, an amount equal to the Aggregate Purchase Price in immediately available United States dollars, or by certified or bank cashier’s check.

☐	Authorizing the Company, through this Notice of Exercise, to effectuate a “net exercise,” pursuant to which I will receive the number of Shares exercised (as set forth in paragraph 2 above), reduced by the number of Shares equal to the Aggregate Purchase Price divided by the fair market value per Share on the date of exercise.

5.	To satisfy the applicable withholding taxes (if applicable):

☐	I have enclosed an amount equal to the applicable withholding taxes in immediately available United States dollars, or by certified or bank cashier’s check.

☐	I elect to have such amount satisfied by the use of Shares such that the number of Shares I receive upon exercise will be reduced (or further reduced if net exercise was chosen above) by a number of Shares with an aggregate fair market value on the date of exercise equal to any federal, state or local income or other taxes required by law to be withheld by the Company.

6.	I hereby agree to be bound by all of the terms and conditions set forth in the Plan and any award agreement to which the options were granted under. If I am not the person to whom the options were granted by the Company, proof of my right to purchase the Shares of the Company is enclosed.

7.	I have been advised to consult with any legal, tax or financial advisors I have chosen in connection with the purchase of the Shares.

Dated: _______________

*
(Optionee’s signature)	(Additional signature, if necessary)
(Print name)	(Print name)
(Full address)	(Full address)

*	Each person in whose name Shares are to be registered must sign this Notice of Exercise. (If more than one name is listed, specify whether the owners will hold the Shares as community property or as joint tenants with the right of survivorship).